Exhibit No. EX-23(h)(9)
Nationwide Fund Distributors LLC
1200 River Road, Suite 1000
Conshohocken, Pennsylvania 19428
[_____], 2008
Nationwide Variable Insurance Trust
1200 River Road, Suite 100
Conshohocken, Pennsylvania 19428
     Re: 12b-1 Fee Waiver
Ladies and Gentlemen:
          By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Nationwide Fund Distributors LLC (the “Distributor”) agrees that, with respect to each of the NVIT Cardinal Aggressive Fund, NVIT Cardinal Moderately Aggressive Fund, NVIT Cardinal Capital Appreciation Fund, NVIT Cardinal Moderate Fund, NVIT Cardinal Balanced Fund, NVIT Cardinal Moderately Conservative Fund and NVIT Cardinal Conservative Fund (collectively, the “Cardinal Funds”), which are series of Nationwide Variable Insurance Trust, the Distributor shall waive a portion of the Rule 12b-1 fees for the Class II Shares of the Cardinal Funds in an amount equal to 0.15%, for the period from the date of this Agreement through May 1, 2009. The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Nationwide Fund Distributors LLC
By:
Name:
Title:

Your signature below acknowledges
acceptance of this Agreement:
Nationwide Variable Insurance Trust

By:
Name:
Title:
	Date:	[__________], 2008